Exhibit 10.5

  January 29, 2018

MTech Acquisition Corp.

10124 Foxhurst Court,

Orlando, Florida 32836

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between MTech Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc. as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one warrant, each warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all shares of Common Stock beneficially owned by him, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time, the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Common Stock sold as part of the Units in the IPO (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest that may be used by the Company to pay its franchise and income taxes payable and up to $15,000 of any remaining interest for dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants, all rights of which will terminate on the Company’s liquidation.

3. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.”

5. Neither the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

6. The undersigned will not, without the prior written consent of the Representative pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of Common Stock, Warrants of the Company or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

7. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, the undersigned hereby agrees that until the earliest of the Company’s initial Business Combination or liquidation, the undersigned shall present to the Company for its consideration, prior to presentation to any other entity, any target business that has a fair market value of at least 80% of the assets held in the Trust Account (excluding deferred underwriting commissions and taxes payable on the income accrued on the Trust Account), subject to any pre-existing fiduciary or contractual obligations the undersigned might have.

(b) The undersigned has agreed not to participate in the formation of, or become an officer or director of, any blank check company with a class of securities registered under the Exchange Act until the Company has entered into a definitive agreement regarding its initial Business Combination or the Company has failed to complete an initial Business Combination within the time period set forth in the Company’s Certificate of Incorporation as the same may be amended from time to time.

(c) The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company may be irreparably injured in the event of a breach of any of the obligations contained in this letter, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8. The undersigned agrees to be an Officer and/or Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all respects. The undersigned represents and warrants that:

(a)	he/she is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)	he/she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)	he/she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an Officer and/or Director of the Company.

10. The undersigned hereby waives his/her right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, whether such shares are purchased by the undersigned in the IPO or in the aftermarket, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination or to sell any such shares in a tender offer undertaken by the Company in connection with a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth or Seventh of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof.

12. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his/her behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

13. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsors of the Company immediately prior to the IPO; and (iii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

16. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature Page Follows]

/s/ Scott Sozio
Scott Sozio

/s/ Steven Van Dyke
Steven Van Dyke

/s/ Tahira Rehmatullah
Tahira Rehmatullah

/s/ Emily Paxhia
Emily Paxhia

/s/ Anthony Georgiadis
Anthony Georgiadis

/s/ W. Jake Bergmann
W. Jake Bergmann

Acknowledged and Agreed:

MTech Acquisition Corp.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: Chief Executive Officer

EarlyBirdCapital, Inc.

By:	/s/ Steven Levine
Name: Steven Levine
Title: Chief Executive Officer

[Signature Page to Insider Letter]